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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Registration Statement on Form S-1 of our reports dated February 1, 2000, relating to the financial statements of PETsMART.com, Inc. and Digital Communities, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.

                                          PricewaterhouseCoopers LLP

Century City, California
February 1, 2000